Exhibit 10.5

CONVERTIBLE PROMISSORY NOTE

US $500,000	October 18th, 2016

For good and valuable consideration, Amarantus BioScience Holdings, Inc., a Nevada corporation, (“Maker”), hereby makes and delivers this Convertible Promissory Note (this “Note”) in favor of BMI Capital Partners International Ltd, (“Holder”), and hereby agree as follows:

1.          Principal Obligation and Interest. For value received, Maker promises to pay to Holder, in currently available funds of the United States, the principal sum of Five Hundred Thousand United States Dollars ($500,000). Maker’s obligation under this Note shall be non-interest bearing.

2.          Payment Terms.

a.       All principal then outstanding shall be due and payable by the Maker to the Holder on or before 12 months (365) Days from the date of issuance of this Note.

b.       Maker shall have the right to prepay all or any part of the principal under this Note without penalty upon not less than ten (10) days prior written notice to Holder.

c.       Holder may, upon not less than five (5) days written notice to Maker, convert all or part of the then unpaid principal balance due of this Note into common stock of the Maker pursuant to the terms set forth herein.

3.          Conversion. Terms of Conversion: “Mandatory Conversion”: The Notes will be converted on April 18, 2017 ( the “Conversion Date”) into the Company’s common stock in fully registered, unrestricted and fully tradeable form (the “Shares”) in the amount of a) US$500,000 (“Principal Amount") using the price per share of $0.025/share (the “Conversion Price”) to determine the number of shares to be delivered.

No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Maker. Facsimile delivery of the Notice of Conversion shall be accepted by the Maker at facsimile number (415) 688-4484 Attn.: Gerald Commissiong. Certificates representing Common Stock upon conversion will be delivered to the Holder within five (5) trading days from the date the Notice of Conversion is delivered to the Maker. Delivery of shares upon conversion shall be made to the address specified by the Holder or its assigns in the Notice of Conversion.

4.          Conversion Price. Upon any conversion of this Note, the conversion price shall be $0.025 per share, subject to adjustment from time to time upon the happening of certain events (the “Conversion Price”) as set forth below.

a.       Stock Splits, etc. In case the Maker shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares of Common Stock issuable upon conversion of this Note immediately prior thereto shall be adjusted so that the holder of this Note shall be entitled to receive the kind and number of shares of Common Stock which he would have owned or have been entitled to receive had such Note been converted in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

b.       Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Maker shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Maker is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Maker), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Maker, then Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of common stock of the successor or acquiring corporation or of the Maker, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Maker) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Maker and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Maker) in order to provide for adjustments of the number of shares of common stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.4(b). For purposes of this Section 2.4(b), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.4(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

c.        Notice of Adjustment. Whenever the number of shares of Common Stock or number or kind of securities or other property issuable upon the conversion of this Note or the Conversion Price is adjusted, as herein provided, the Maker shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Note notice of such adjustment or adjustments setting forth the number of shares of Common Stock (and other securities or property) issuable upon the conversion of this Note and the Conversion Price of such shares of Common Stock (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

5.          Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.       Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.       The execution of this Note and Maker’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder.

6.          Defaults. The following events shall be defaults under this Note:

a.        Maker’s failure to remit any payment under this Note on before the date due, if such failure is not cured in full within ten (10) days of written notice of default;

b.        Maker’s failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in the Agreement if such failure is not cured in full within ten (10) days following delivery of written notice thereof from Holder to Maker;

c.        If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d.        The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days; or

g.        Maker’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

h.       The failure by Maker to timely file with the United States Securities and Exchange Commission (“SEC”) all reports and other documents required of the Maker under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”).

7.          Interest To Accrue Upon Default. Upon the occurrence of an event of default by Maker under this Note, the balance then owing under the terms of this Note shall accrue interest at the rate of Ten Percent percent (10.0%) per annum from the date of default until Holder is satisfied in full.

8.          Change of Control: If an acquisition or similar change of control transaction occurs prior to the Conversion Date, then upon the closing of such transaction, the Notes will, at the election of the Note Holder, become

a)       payable upon demand as of the closing of such transaction; or

b)       redeemable for a payment equal to the amount each Note Holder would have received had the Note converted immediately prior to the transaction to be paid in the same form of consideration (e.g. a mix of cash and stock) received by the other equity holders in the transaction.

9.          Choice of Laws. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State.

10.        Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note.

11.        Miscellaneous.

a.        This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.        Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.        Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.        This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.        Time is of the essence.

12.       Notices. All notices required to be given under this Note shall be given as follows or at such other address as a party may designate by written notice to the other parties:

To Maker:

Amarantus Bioscience Holdings, Inc.
Attn: Gerald Commissiong
655 Montgomery St
San Francisco, CA 94111

To Holder:

BMI Capital Partners International Ltd
570 Lexington Ave
42nd Floor
New York, NY 10022

Notices may be transmitted by facsimile, certified mail, private delivery, or any other commercially reasonable means, and shall be deemed given upon receipt by the Party to whom they are addressed.

13.       Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof. Any such action taken by Holder shall not discharge the liability of any party to this Note.

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IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

Amarantus Bioscience Holdings Inc. “Maker”:

By:

Its:

Print Name:

Date:

BMI Capital Partners International Ltd “Holder”:

By:

Its:

Print Name:

Date:

EXHIBIT 1

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert US$______________ of the Principal Amount of the above Note into Shares of Common Stock of Amarantus BioScience Holdings, Inc., according to the conditions stated therein, as of the Conversion Date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Date: ___________________________________________

Applicable Conversion Price: $____________

Signature:

Name:

Address:

Tax I.D. or Soc. Sec. No:

Principal Amount to be converted:

US$________________________________________

Amount of Note unconverted:

US$________________________________________

Number of shares of Common Stock to be issued: ________________________